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                                                                   Exhibit 10.05





February 20, 2004




Julie McGraw
Chief Financial Officer
HMI Industries, Inc.
6000 Lombardo Center, Ste. 500
Seven Hills, Ohio 44131

Dear Julie:

Reference is made to the Term Loan Agreement (herein called the "Instrument") dated June 8, 2001 and as amended from time to time by and between HMI Industries, Inc. (herein called the "Borrower") and US Bank (herein called the "Bank"). In connection therewith and pursuant to violation of the tangible net worth covenant and EBITDA/Interest covenant, please be advised as follows:

     Notwithstanding the requirements and/or the restrictions contained in the Instrument and particularly in Section 5.2 attached addendum, the Bank hereby gives its written consent to the Borrower to allow the following waiver in the fiscal year ended 9/30/03 and interim period 12/31/03 through October 15, 2004:

     I.   Section 5.2 attached addendum:

          Borrower shall maintain a tangible net worth at all times of not less than $4,100,000.00; calculated at the end of the quarter, increasing at the end of each fiscal year by 50% of positive net income. Amended to tangible net worth at all times of not less than $2,400,000 calculated at the end of the quarter, increasing at the end of each fiscal year by 50% of positive net income.

          Borrower shall maintain an EBITDA/Interest coverage of 5.0:1.0 on a rolling 4 quarter basis; calculated quarterly. Amended definition to exclude loss on Canadian operation of $904M, impairment of $1.6MM and one time charges of $575M due to the Genesis Initiative.

These covenants are amended and will be evidenced in amended documents dated February 20, 2004.

Kindly indicate your acceptance of this agreement by executing and returning the enclosed copy of this letter.

Very truly yours,


/s/ Judith A. Ulrich
Judith A. Ulrich
Vice President
Commercial Banking


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HMI Industries, Inc..
2/20/2004
Page 2


The Borrower hereby agrees to the waiver set forth above. The Borrower further agrees all of the other terms, and conditions set forth in the Instrument shall remain in full force and effect.

Approved and accepted by:

HMI Industries, Inc..

By: /s/ Julie A. McGraw

Title: Vice President- Chief Financial Officer

Date: February 20, 2004